 Exhibit 10.5

RESTRICTED STOCK AWARD AGREEMENT

INSPIREMD, INC.

AMENDED AND RESTATED 2011 UMBRELLA OPTION PLAN – U.S. APPENDIX

1. Grant of Award. Pursuant to the 2011 U.S. Equity Incentive Plan (the “U.S. Appendix”), a sub-plan to the InspireMD, Inc. Amended and Restated 2011 UMBRELLA Option Plan (the “Umbrella Plan”) (collectively, the Umbrella Plan and the U.S. Appendix being referred to herein as, the “Plan”) for employees, consultants, outside directors, and other service providers of InspireMD, Inc., a Delaware corporation (the “Company”) and its subsidiaries and affiliates (collectively, the “Group”),

                  Alan W. Milinazzo

(the “Grantee”)

has been granted an award of Restricted Stock in accordance with Article VI of the U.S. Appendix. The number of Shares awarded under this Restricted Stock Award Agreement (this “Agreement”) is Four Hundred Thousand (400,000) shares (the “Awarded Shares”). The “Date of Grant” of this award is January 3, 2013.

2. Subject to Plan. This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Administrator and communicated to the Grantee in writing.

3.                  Vesting.

a. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Awarded Shares shall vest as follows:

i. Over a three (3) year vesting period commencing on the Date of Grant, one-thirty-sixth (1/36) of the total Awarded Shares (rounded down for fractional shares) shall vest and on the third (3rd) day of each month during the vesting period, provided that the Grantee has continuously provided services to the Company or the Group as an employee, consultant, or outside director through the applicable monthly vesting date.

ii. Upon (A) the Grantee’s death, or (B) the Termination Date (as defined below) if the Grantee’s termination of employment or service is due to (1) his Disability (as defined below), (2) a termination by the Company without Cause (as defined below), or (3) a termination by the Grantee for Good Reason (as defined below), fifty percent (50%) of the total Awarded Shares not previously vested shall thereupon immediately become fully vested.

iii. Notwithstanding the foregoing, in the event that a Change in Control (as defined below) occurs and during the Change in Control Period (as defined below) (A) the Grantee terminates his employment or service for Good Reason, or (B) the Company terminates the Grantee’s employment or service without Cause, then upon the Termination Date, one hundred percent (100%) of the total Awarded Shares not previously vested shall thereupon immediately become fully vested.

b. For purposes of this Agreement, the following terms shall have the meanings set forth below:

i. “Cause” shall have the meaning set forth in the Employment Agreement, by and between the Company and the Grantee, entered into and effective as of January 3, 2013 (the “Employment Agreement”).

ii. “Change in Control” shall have the meaning set forth in the Employment Agreement.

iii. “Change in Control Period” shall have the meaning set forth in the Employment Agreement.

iv. “Disability” shall have the meaning set forth in the Employment Agreement.

v. “Good Reason” shall have the meaning set forth in the Employment Agreement.

4. Forfeiture of Awarded Shares. Awarded Shares that are not vested in accordance with Section 3 shall be forfeited on the date of the Grantee’s termination of employment or service with the Company and the Group (the “Termination Date”). Upon forfeiture, all of the Grantee’s rights with respect to the forfeited Awarded Shares shall cease and terminate, without any further obligations on the part of the Company or the Group.

5. Restrictions on Awarded Shares. Subject to the provisions of the Plan and the terms of this Agreement, from the Date of Grant until the date the Awarded Shares are vested in accordance with Section 3 and are no longer subject to forfeiture in accordance with Section 4 (the “Restriction Period”), the Grantee shall not be permitted to sell, transfer, pledge, hypothecate, margin, assign or otherwise encumber any of the Awarded Shares. Except for these limitations, the Administrator may in its sole discretion, remove any or all of the restrictions on such Awarded Shares whenever it may determine that, by reason of changes in applicable laws or changes in circumstances after the date of this Agreement, such action is appropriate.

6. Legend. The following legend shall be placed on all certificates issued representing Awarded Shares:

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain InspireMD, Inc. Amended and Restated 2011 UMBRELLA Option Plan (the “Umbrella Plan”) and the 2011 U.S. Equity Incentive Plan, a sub-plan to the Umbrella Plan (the “U.S. Appendix,” collectively, the Umbrella Plan and the U.S. Appendix, the “Plan”), a copy of which is on file at the principal office of the Company in Tel Aviv, Israel and that certain Restricted Stock Award Agreement dated as of January 3, 2013, by and between the Company and Alan W. Milinazzo. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan and award agreement. By acceptance of this certificate, any holder, transferee, or pledgee hereof agrees to be bound by all of the provisions of said Plan and award agreement.”

The following legend shall be inserted on a certificate evidencing Awarded Shares issued under the Plan if the Awarded Shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold, or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

All Awarded Shares owned by the Grantee shall be subject to the terms of this Agreement and shall be represented by a certificate or certificates bearing the foregoing legend.

7. Delivery of Certificates. Certificates for Awarded Shares free of restriction under this Agreement shall be delivered to the Grantee promptly after, and only after, the Restriction Period has expired without forfeiture pursuant to Section 4. In connection with the issuance of a certificate for Restricted Stock, the Grantee shall endorse such certificate in blank or execute a stock power in a form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.

8. Rights of a Stockholder. Except as provided in Section 4 and Section 5 above, the Grantee shall have, with respect to his Awarded Shares, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Any stock dividends paid with respect to Awarded Shares shall at all times be treated as Awarded Shares and shall be subject to all restrictions placed on Awarded Shares; any such stock dividends paid with respect to Awarded Shares shall vest as the Awarded Shares become vested.

9. Voting. The Grantee, as record holder of the Awarded Shares, has the exclusive right to vote, or consent with respect to, such Awarded Shares until such time as the Awarded Shares are transferred in accordance with this Agreement; provided, however, that this Section 9 shall not create any voting right where the holders of such Awarded Shares otherwise have no such right.

10. Adjustment to Number of Awarded Shares. The number of Awarded Shares shall be subject to adjustment in accordance with Section 9 of the Umbrella Plan and Articles VII and VIII of the U.S. Appendix.

11. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

12. Grantee’s Representations. Notwithstanding any of the provisions hereof, the Grantee hereby agrees that he will not acquire any Awarded Shares, and that the Company will not be obligated to issue any Awarded Shares to the Grantee hereunder, if the issuance of such shares shall constitute a violation by the Grantee or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The rights and obligations of the Company and the rights and obligations of the Grantee are subject to all applicable laws, rules, and regulations.

13. Grantee’s Acknowledgments. The Grantee acknowledges that a copy of the Plan has been made available for his review by the Company, and represents that he is familiar with the terms and provisions thereof, and hereby accepts this award subject to all the terms and provisions thereof. The Grantee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

14. Investment Representations. Notwithstanding anything herein to the contrary, the Grantee hereby represents and warrants to the Company, that:

a. The Awarded Shares are being acquired for investment purposes only for the Grantee’s own account and not with a view to or in connection with any distribution, re-offer, resale, or other disposition not in compliance with the Securities Act of 1933 (the “Securities Act”) and applicable state securities laws;

b. The Grantee, alone or together with the Grantee’s representatives, possesses such expertise, knowledge, and sophistication in financial and business matters generally, and in the type of transactions in which the Company proposes to engage in particular, that the Grantee is capable of evaluating the merits and economic risks of acquiring the Awarded Shares and holding such Awarded Shares;

c. The Grantee has had access to all of the information with respect to the Awarded Shares that the Grantee deems necessary to make a complete evaluation thereof, and has had the opportunity to question the Company concerning the Awarded Shares;

d. The decision of the Grantee to acquire the Awarded Shares for investment has been based solely upon the evaluation made by the Grantee;

e. The Grantee understands that the Awarded Shares constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Grantee’s investment intent as expressed herein. The Grantee further understands that the Awarded Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available;

f. Except as set forth in Section 26 below, the Grantee acknowledges and understands that the Company is under no obligation to register the Awarded Shares and that the certificates evidencing such Awarded Shares will be imprinted with a legend which prohibits the transfer of such Awarded Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws; and

g. The Grantee is an “accredited investor,” as such term is defined in Section 501 of Regulation D promulgated under the Securities Act.

15. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

16. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Grantee the right to continue in the employ or to provide services to the Company or the Group, whether as an employee or as a consultant or as an outside director, or interfere with or restrict in any way the right of the Company or the Group to discharge the Grantee at any time.

17. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

18. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Grantee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

19. Entire Agreement. This Agreement together with the Plan and the Employment Agreement supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

20. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein. No person shall be permitted to acquire any Awarded Shares without first executing and delivering an agreement in the form satisfactory to the Company making such person or entity subject to the restrictions on transfer contained herein.

21. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.

22. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

23. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

24. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Grantee, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a. Notice to the Company shall be addressed and delivered as follows:

InspireMD, Inc.

4 Menorat Hamaor St.

Tel Aviv, Israel 67448

Attn: Craig Shore

Facsimile: 972-3-691-7692

b. Notice to the Grantee shall be addressed and delivered as set forth on the signature page.

25. Tax Requirements. The Grantee is hereby advised to consult immediately with his own tax advisor regarding the tax consequences of this Agreement, the method and timing for filing an election to include this Agreement in income under Section 83(b) of the Code, and the tax consequences of such election. By execution of this Agreement, the Grantee agrees that if the Grantee makes such an election, the Grantee shall provide the Company with written notice of such election in accordance with the regulations promulgated under Section 83(b) of the Code. The Company or, if applicable, any subsidiary (for purposes of this Section 25, the term “Company” shall be deemed to include any applicable subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any Federal, state, local, or other taxes required by law to be withheld in connection with this award. The amount of any tax withholding due with respect to the vesting of the Awarded Shares may be made by the Participant to the Company by (i) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) the actual delivery by the Grantee to the Company of Shares, which Shares so delivered have an aggregate fair market value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) the actual delivery by the Grantee of a number of Awarded Shares vesting, which Awarded Shares so delivered have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). The Company may, with the consent of the Participant, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Grantee. In all events, all taxes due with respect to the vesting of the Awarded Shares shall be required to be paid by the Participant prior to the removal of any legend from any certificate representing Awarded Shares.

26. Registration Covenant. The Company agrees to use its best efforts to register the resale of the Awarded Shares under the Securities Act on the earlier of (i) 12 months following the Date of Grant or (ii) 30 days following the listing of the Company’s shares of common stock, $0.0001 par value per share, on a national securities exchange. Such registration will be maintained for as long as the Grantee remains employed with the Company.

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[Remainder of Page Intentionally Left Blank

Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Grantee, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

InspireMD, Inc.

By:	/s/ Craig Shore
Name:	Craig Shore
Title:	Chief Financial Officer

GRANTEE:

/s/ Alan W. Milinazzo
Signature

Name:	Alan W. Milinazzo
Address:

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